Exhibit 99.1

Bridger Aerospace Names Justin Mogford as General Counsel, Further Strengthening Management Team

BELGRADE, Mont., March 26, 2026 — Bridger Aerospace Group Holdings, Inc. (“Bridger” or the “Company”) (NASDAQ: BAER. BAERW), one of the nation’s leading aerial firefighting companies, today announced the appointment of Justin Mogford as General Counsel and Corporate Secretary, effective in April. Mr. Mogford will replace James Muchmore, who is stepping down. Mogford will lead the Company’s legal, compliance, and governance functions as Bridger scales its operations and strengthens its leadership.

Mogford is a seasoned public company corporate attorney, having spent more than a decade at Bristow Group Inc. (NASDAQ: VTOL), a provider of helicopter offshore energy transportation and search and rescue services to civil and government organizations worldwide, where he served most recently as Division General Counsel, Advanced Air Mobility & Corporate Governance and Assistant Corporate Secretary. During his tenure, he played key roles in various strategic initiatives, including mergers and acquisitions, significant corporate financing transactions, aircraft leasing arrangements, a fast-paced corporate bankruptcy restructuring that successfully attracted new investors, and expansion into advanced air mobility (AAM). Mogford was also responsible for public company governance, corporate securities compliance, and subsidiary management. Prior to joining Bristow in 2013, he began his legal career in private practice at Baker Botts L.L.P. Mogford earned his J.D. (with honors) from Duke University School of Law as a Mordecai Scholar and his BBA (summa cum laude) from Texas A&M University’s Mays Business School.

“Justin’s depth of experience advising public companies and navigating complex transactions will be invaluable as we continue to grow as a public company and deliver on our mission of protecting lives, property, the environment, and critical infrastructure,” said Sam Davis, Chief Executive Officer of Bridger Aerospace. “We are thrilled to welcome Justin to Bridger’s leadership team and believe his addition will help us continue delivering on being best in class within our industry. Alongside Bill Andrews (COO), Anne Hayes (CFO), and Rob Mauracher (EVP Strategy), Justin will work to position Bridger for future growth as we buy new airframes and continue to meet the rising demand for year-round aerial firefighting services from our federal, state, and government contracting customers. Through focus on operational excellence, financial discipline, and strategic agility, we are uniquely organized to scale our fleet, expand our service offerings, and partner with government agencies and communities to protect lives, property, and critical infrastructure and diversify our aviation, technology, and engineering capabilities.”

“I am excited to join Bridger as it continues innovating to meet growing wildfire risk,” said Justin Mogford. “I look forward to applying my experience from another leading aviation services provider to help drive long-term value creation at Bridger, reinforcing strong governance and championing the Company’s culture of integrity as we advance its life-saving mission.”

Mogford will succeed James Muchmore who served as Chief Legal Officer and Executive Vice President since 2016. “We are tremendously grateful for James’s leadership and legal counsel from Bridger’s earliest days through its transition to a public company and beyond,” added Davis. “It has been a pleasure to work alongside James through this time of tremendous growth for Bridger and we are pleased he will assist in ensuring Justin’s smooth transition. We wish James the very best in his next chapter.”

“It has been a privilege to lead the legal team and contribute to such an incredible organization, helping to build the Company from its early days to the organization it is today,” stated James Muchmore. “I am confident Bridger will continue to deliver meaningful impact to the wildfire industry in the years ahead and I will be a supporter of Bridger as Justin continues the legacy of what we’ve built.”

About Bridger Aerospace

Based in Belgrade, Montana, Bridger Aerospace Group Holdings, Inc. is one of the nation’s largest aerial firefighting companies. Bridger provides aerial firefighting and wildfire management services to federal and state government agencies, including the United States Forest Service, across the nation, as well as internationally. More information about Bridger Aerospace is available at https://www.bridgeraerospace.com.

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Investor Contact

Tom Cook

BridgerAerospaceIR@icrinc.com

Alison Ziegler

A.Ziegler@bridgeraerospace.com

Media Contact

Devin Johnson

Bridger Aerospace

406-919-5980

d.johnson@bridgeraerospace.com

Forward-Looking Statements

Certain statements included in this press release that are not historical facts (including any statements concerning plans and objectives of management for future operations or economic performance, or assumptions or forecasts related thereto) are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “might,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “could”, “should,” “would,” “plan,” “project,” “forecast,” “predict,” “poised,” “positioned,” “potential,” “seem,” “seek,” “future,” “outlook,” “target,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. These statements are based on various assumptions and estimates, whether or not identified in this press release, and on the current expectations of Bridger’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Bridger. These forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, those factors discussed in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” included in Bridger’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 6, 2026 for the fiscal year ended December 31, 2025 and in subsequent filings made by Bridger with the SEC from time to time. If any of these risks materialize or Bridger management's assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. We disclaim any obligation or undertaking, other than as required by law, to provide any updates or revisions to any forward-looking statement to reflect any change in our expectations or any change in events, conditions or circumstances on which the forward-looking statement is based, whether as a result of new information, future events or otherwise.

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